UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 15, 2016

Warren Resources, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-33275	11-3024080
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 17th Street, Suite 720 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (720) 403-8125

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Brian Gelman

On February 15, 2016, Chief Accounting Officer Brian Gelman notified Warren Resources, Inc. (the “Company”) of his decision to resign from all positions with the Company effective immediately. He will be pursuing other opportunities in connection with the closure of the New York City offices in which he is located.

On February 16, 2016, Mr. Gelman entered into a Separation and Release Agreement with the Company (the “Separation Agreement”) in connection with his departure from the Company. Pursuant to the Separation Agreement, Mr. Gelman provides a release of claims and also a commitment to customary continuing obligations, including without limitation, covenants regarding non-competition, non-solicitation, and non-disclosure. Accordingly, provided that Mr. Gelman does not revoke his release prior to February 23, 2016, he will be entitled to receive the severance benefits provided to him under the terms of the Retention Agreement that he signed with the Company on November 3, 2016 (the “Retention Agreement”), which shall include a lump sum cash payment of $121,000, plus reimbursement for a certain period of medical care coverage pursuant to COBRA, which, if elected, will expire on the earlier of the date that Mr. Gelman obtains coverage from a subsequent employer, the date that he is otherwise ineligible for continued medical coverage under COBRA and August 30, 2016.

In addition, also on February 16, 2016, Mr. Gelman and the Company entered into a Consulting Services Agreement (the “Consulting Agreement”) for a transitional period from February 16, 2016 through March 31, 2016, unless earlier terminated by Mr. Gelman upon 2 weeks written notice. Under the terms of the Consulting Agreement, Mr. Gelman will provide services to facilitate transition of all accounting related functions as well as assist in the completion of the Company’s annual 10-K Filing and annual audit. Mr. Gelman will receive a rate of $930.77 per day in compensation, payable biweekly in arrears, plus reasonable expenses during the term of the Consulting Agreement.

The foregoing does not constitute a complete summary of the Separation Agreement or the Consulting Agreement and is qualified in its entirety by reference to the complete text of such agreements, which are attached hereto as Exhibits 10.1 and 10.2 and incorporated by reference herein, or of the Retention Agreement and is qualified in its entirety by reference to the complete text of such agreement, which is incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on November 6, 2015.

Appointment of John Powers

On February 15, 2016, the Board of Directors of the Company appointed John H. Powers, age 62, to serve as Vice President and Chief Accounting Officer and Controller.  Mr. Powers has served as the Company’s former VP — Accounting since December 2015.  Prior to joining the Company in December 2015, Mr. Powers served as the Vice President and Chief Accounting Officer of Dune Energy, Inc. from July 2005 through September 2015, where he was responsible for the preparation of Dune’s monthly financial statements and filings with the Securities and Exchange Commission.

Pursuant to Mr. Powers’s offer letter, dated December 1, 2015 (the “Offer Letter”) with respect to his initial hiring by the Company, Mr. Powers receives an annual base salary of $201,000.  Mr. Powers is eligible to receive an annual bonus of up to 50% of his base salary based on the performance of the Company and his individual performance, which is subject to the approval of the Conflicts Committee of the Board of Directors of the Company.

The foregoing does not constitute a complete summary of the Offer Letter and is qualified in its entirety by reference to the complete text of the Offer Letter, which is attached hereto as Exhibits 10.3 and incorporated by reference herein.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits:

Exhibit Number	Description
10.1	Consulting Services Agreement with Brian Gelman, dated February 16, 2016
10.2	Separation and Release Agreement with Brian Gelman, dated February 16, 2016
10.3	Offer Letter, dated December 1, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARREN RESOURCES, INC.

Date: February 18, 2016	By:	/s/ Frank T. Smith, Jr.
		Name:	Frank T. Smith, Jr.
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Consulting Services Agreement with Brian Gelman, dated February 16, 2016
10.2	Separation and Release Agreement with Brian Gelman, dated February 16, 2016
10.3	Offer Letter, dated December 1, 2015